EXHIBIT 10.7

FELDMAN FINANCIAL ADVISORS, INC.
1725 K STREET, NW SUITE 205 WASHINGTON, DC 20006 (202) 467-6862 - FAX (202) 467-6963

January 20, 2005

Board of Directors
Heritage Financial Group
310 West Oglethorpe Boulevard
Albany, Georgia 31701

Members of the Board:

This letter sets forth the agreement between Heritage Financial Group ("Heritage" or the "Company") and Feldman Financial Advisors, Inc. ("FFA"), whereby Heritage has engaged FFA to provide an independent appraisal of the estimated aggregate pro forma market value (the "Valuation") of the shares of common stock that are to be issued in conjunction with the Company's Minority Stock Offering. Pursuant to the Minority Stock Offering, Heritage will offer for sale a minority interest of its shares of common stock to eligible depositors of HeritageBank of the South, a state-chartered commercial bank and wholly-owned subsidiary of the Company, and to other qualifying investors. Heritage MHC, the parent mutual holding company of Heritage, will continue to own at least a majority of the outstanding common stock of the Company upon completion of the Minority Stock Offering.

FFA agrees to deliver the Valuation, in a written report, to Heritage at the address above on or before a mutually agreed upon date. Further, FFA agrees to perform such other services as are necessary or required of the independent appraiser in connection with comments from Heritage's regulatory authorities and subsequent updates of the Valuation as from time to time may be necessary, both after initial approval by the Company's regulatory authorities and prior to the time the Minority Stock Offering is completed. If requested, FFA will assist Heritage in responding to all regulatory inquiries regarding the Valuation and will also assist the Company at all meetings with the regulatory authorities concerning the Valuation.

Heritage agrees to pay FFA a professional consulting fee for FFA's appraisal services related to preparation of the initial appraisal report and subsequent appraisal updates. Heritage also agrees to reimburse FFA for certain out-of-pocket expenses necessary and incident to the completion of the services described above. These expenses shall not exceed $3,000 without the prior consent of Heritage. Reimbursable expenses for copying, report reproduction, data materials, express mail delivery and travel shall be paid to FFA as incurred and billed. Payment of the consulting fee shall be made according to the following schedule:

  $5,000 upon execution of this Agreement;
  $20,000 upon delivery of the completed appraisal report to Heritage; and,
  $3,000 upon completion of each updated appraisal as necessary.

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FELDMAN FINANCIAL ADVISORS, INC.

Board of Directors
Heritage Financial Group
January 20, 2005

If, during the course of the Minority Stock Offering, unforseen events occur so as to materially -change the nature of the work content of the appraisal services described above such that FFA must supply services beyond that contemplated at the time this contract was executed, the terms of this agreement shall be subject to renegotiation by Heritage and FFA. Such unforeseen events shall include, but not be limited to, major changes in regulations governing the Minority Stock Offering, appraisal guidelines or processing procedures as they relate to Minority Stock Offering appraisals, major changes in Heritage's management or operating policies, and excessive delays or suspension of processing of the Minority Stock Offering.

In the event Heritage shall for any reason discontinue the Minority Stock Offering prior to delivery of the completed appraisal report and payment of the progress payment fee totaling $20,000, Heritage agrees to compensate FFA according to FFA's standard billing rates for professional consulting services based on accumulated and verifiable time expended, provided that the total of such charges shall not exceed $25,000 plus reimbursable expenses.

In order to induce FFA to render the aforesaid services, Heritage agrees to the following:

  Heritage agrees to supply FFA such information with respect to Heritage's business and financial condition as FFA may reasonably request in order for FFA to perform the appraisal services. Such information shall include, without limitation: annual financial statements, periodic regulatory filings and material agreements, corporate books and records, and such other documents as are material for the performance by FFA of the appraisal services.

  Heritage hereby represents and warrants to FFA (i) that to its best knowledge any information provided to FFA by or on behalf of Heritage, will not, at any relevant time, contain any untrue statement of a material fact or fail to state a material fact necessary to make the information or statements therein not false or misleading, (ii) that Heritage will not use the product of FFA's services in any manner, including in a proxy or offering prospectus, in connection with any untrue statement of a material fact or in connection with the failure to state a material fact necessary to make other statements not false or misleading, and (iii) that all documents incorporating or relying upon FFA's services or the product of FFA's services will otherwise comply with all applicable federal and state laws and regulations.

  Any valuations or Opinions issued by FFA may be included in its entirety in any communication by Heritage in any application, proxy statement or prospectus; however, such valuations or opinions may not be excerpted or otherwise publicly referred to without FFA's prior written consent nor shall FFA be publicly referred to without FFA's prior written consent; however, such consent shall not be unreasonably withheld.

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FELDMAN FINANCIAL ADVISORS, INC.

Board of Directors
Heritage Financial Group
January 20, 2005

  FFA's Valuation will be based upon Heritage's representation that the information contained in the Minority Stock Offering application and additional information furnished to us by Heritage and its independent auditors is truthful, accurate, and complete in all material respects. FFA will not independently verify the financial statements and other information provided by Heritage and its independent auditors, nor will FFA independently value the assets or liabilities of Heritage. The Valuation will consider Heritage only as a going concern and will not be considered as an indication of the liquidation value of Heritage.

  FFA's Valuation is not intended, and must not be represented to be, a recommendation of any kind as to the advisability of purchasing shares of common stock in the Minority Stock Offering. Moreover, because the Valuation is necessarily based upon estimates and projections of a number of matters, all of which are subject to change from time to time, FFA will give no assurance that persons who purchase shares of common stock in the Minority Stock Offering will thereafter be able to sell such shares at prices related to FFA's Valuation.

  Heritage agrees to indemnify FFA and its affiliates and all persons employed by or associated with FFA or its affiliates against all claims, liabilities and related expenses, as incurred, arising out of this engagement, unless, upon final adjudication, such claims, liabilities and expenses are found to have resulted primarily from FFA's bad faith or willful misconduct. No termination, completion or modification hereof shall limit or affect such indemnification obligation. In the event FFA becomes aware of a claim or a possible claim arising out of this agreement, it shall notify Heritage as soon as possible. Heritage will attempt to resolve the claim. In the event Heritage is not able to resolve the claim, it has the option to retain legal counsel on behalf of FFA to defend the claim.

  Heritage and FFA are not affiliated, and neither Heritage nor FFA has an economic interest in, or is held in common with, the other and has not derived a significant portion of its gross revenues, receipts or net income for any period from transactions with the other. It is understood that FFA is not a seller of securities within the scope of any federal or state securities law and any report prepared by FFA shall not be used as an offer or solicitation with respect to the purchase or sale of any security, it being understood that the foregoing shall not be construed to prohibit the filing of any such report as part of the Minority Stock Offering application or SEC and blue sky filings or customary references thereto in applications, filings, proxy statements and prospectuses.

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FELDMAN FINANCIAL ADVISORS, INC.

Board of Directors
Heritage Financial Group
January 20, 2005

Please acknowledge your agreement to the foregoing by signing as indicated below and returning to FFA a signed copy of this letter.

Yours very truly,

FELDMAN FINANCIAL ADVISORS, INC.

By:	/s/ Trent R. Feldman Trent R. Feldman President

Agreed and Accepted:

HERITAGE FINANCIAL GROUP

By:	/s/ Tammy Burdette
Title:	CFO
Date:	2/3/05